Exhibit 99.2

2Q 2026 Financial Results 1 July 30, 2026

Forward Looking Statements 2 Certain statements contained in this presentation that are not historical facts may constitute forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 . The Company may also make forward - looking statements in other documents it files with the Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees . You can identify forward looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters, including statements regarding the Company’s business, credit quality, financial condition, liquidity and results of operations . Forward - looking statements may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control . These include, but are not limited to, changes in interest rates ; general economic conditions (including the impact of ongoing armed conflicts, tariffs, inflation, and concerns about liquidity) on a national basis or in the local markets in which the Company operates ; turbulence in the capital and debt markets ; competitive pressures from other financial institutions ; changes in consumer behavior due to changing political, business and economic conditions, or legislative or regulatory initiatives ; changes in the value of securities and other assets in the Company’s investment portfolio ; increases in loan and lease default and charge - off rates ; the adequacy of allowances for loan and lease losses ; decreases in deposit levels that necessitate increases in borrowing to fund loans and investments ; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters, and future pandemics ; changes in regulation ; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions and adverse economic developments ; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired ; and changes in assumptions used in making such forward - looking statements . Forward - looking statements involve risks and uncertainties which are difficult to predict . The Company’s actual results could differ materially from those projected in the forward - looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10 - K, as updated by its Quarterly Reports on Form 10 - Q and other filings submitted to the SEC . The Company does not undertake any obligation to update any forward - looking statement to reflect circumstances or events that occur after the date the forward - looking statements are made . Non - GAAP In addition to financial measures presented in accordance with U . S . generally accepted accounting principles (“GAAP”), this presentation contains certain non - GAAP financial measures, including, without limitation, operating earnings, and the ratios of tangible common equity to tangible assets . The presentation of non - GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP . Please see the Earnings Release for certain Non - GAAP reconciliations .

$0.77 Quarterly GAAP EPS $0.3225 Quarterly Dividend Per Share Highlights Total assets of $22.3 billion. Total loans of $17.8 billion. Total deposits of $18.5 billion. Margin of 3.81%. Noninterest income up 9% quarter over quarter. No merger expense incurred during the quarter, as expected. ROA of 1.17% and ROTE of 12.84%. Core efficiency ratio of 54.26%. Fortress Balance Sheet / Asset Quality Loans to Deposits of 96%. NPAs to total assets of 0.70%. Reserve to Loans coverage of 1.34%. Total Risk Based Capital of 13.6% and Tangible Common Equity (TCE) of 9.3%. 3 $0.77 Quarterly Operating EPS

Summary Income Statement

$m, except per share amts	Linked Quarter (LQ) 2Q26	1Q26	Δ	%Δ	Year over Year (YoY) 2Q25	Δ	%Δ
Net interest income	$ 193.2	$ 190.8	$ 2.4	1%	$ 88.7	$ 104.5	118%
Noninterest income	26.0	23.9	2.0	9%	6.0	20.0	333%
Total Revenue	219.2	214.7	4.5	2%	94.7	124.5	131%
Noninterest expense	118.9	119.5	(0.5)	0%	56.3	62.6	111%
Amortization of intangibles	8.3	8.3	-	0%	1.4	6.9	495%
Restructuring/Merger exp.	-	13.0	(13.0)	-100%	0.4	(0.4)	-100%
Pretax, Preprov. Net Rev.	91.9	73.9	18.0	24%	36.6	55.3	151%
Provision for credit losses	4.9	7.9	(3.0)	-38%	7.0	(2.1)	-30%
Pretax income	87.0	66.0	21.1	32%	29.6	57.4	194%
Provision for taxes	22.6	19.7	2.9	14%	7.6	15.0	197%
Net Income	$ 64.4	$ 46.2	$ 18.2	39%	$ 22.0	$ 42.4	193%
EPS	**$ 0.77**	**$ 0.55**	**$ 0.22**	**40%**	**$ 0.25**	**$ 0.52**	**208%**
Avg diluted shares (000s)	83,939	83,903	36	0%	89,613	(5,674)	-6%
Return on Assets	1.17%	0.84%	0.33%		0.79%	0.38%	
Return on Tangible Equity	12.84%	9.30%	3.53%		8.85%	3.99%	
Net Interest Margin	3.81%	3.78%	0.03%		3.32%	0.49%	
Core Efficiency Ratio	54.26%	55.64%	-1.38%		59.36%	-5.10%	

Net Income of $64.4 million or $0.77 per share.

Net interest income increased $2.4 million from prior quarter reflecting higher margin and one additional day in Q2.

Noninterest income increased $2.0 million from prior quarter primarily driven by increases of $1.2 million in gain on loan sales and $0.6 million in loan level derivative income.

Total operating expense decreased $0.5 million.

Beacon Financial Corporation 4

Margin – Yields and Costs

$ millions	2Q26 Avg Bal	2Q26 Interest	2Q26 Yield	Prior Quarter Avg Bal	Prior Quarter Interest	Prior Quarter Yield	LQΔ Avg Bal	LQΔ Interest	LQΔ Yield	Purchase Accounting* Interest	Purchase Accounting* Yield
Loans	$ 17,807	$ 266.6	5.99%	$ 17,975	$ 267.9	5.96%	$ (168)	$ (1.3)	0.03%	$ 8.3	0.19%
Investments & earning cash	2,707	28.7	4.24%	2,648	26.1	3.94%	59	2.6	0.30%	4.8	0.71%
Interest Earning Assets	$ 20,514	$ 295.2	5.76%	$ 20,623	$ 294.0	5.70%	$ (109)	$ 1.3	0.06%	$ 13.1	0.26%
Interest bearing deposits	14,342	$ 89.0	2.49%	14,681	$ 93.1	2.57%	$ (339)	$ (4.1)	-0.08%	$ 0.6	0.02%
Borrowings	997	11.5	4.55%	702	8.6	4.87%	295	2.9	-0.32%	0.3	0.12%
Interest Bearing Liabilities	$ 15,339	$ 100.4	2.63%	$ 15,383	$ 101.6	2.68%	$ (44)	$ (1.1)	-0.05%	$ 0.9	0.02%
Net interest spread			3.13%			3.02%			0.11%		0.23%
Net interest income, TEB / Margin		**$ 194.8**	**3.81%**		**$ 192.4**	**3.78%**		**$ 2.4**	**0.03%**	**$ 12.2**	**0.24%**
LESS: Tax Equivalent Basis (TEB) Adj.		1.6			1.6			-		-	
Net Interest Income		$ 193.2			$ 190.8			$ 2.4		$ 12.2	

* quarterly accretion / amortization of interest rate marks.

Rate Environment	6/30/2025	9/30/2025	12/31/2025	3/31/2026	**6/30/2026**	LQ Chg	YoY Chg
Fed Funds (upper)	4.50%	4.25%	3.75%	3.75%	**3.75%**	0.00%	-0.75%
SOFR	4.45%	4.24%	3.87%	3.68%	**3.68%**	0.00%	-0.77%
2Y Treasury	3.72%	3.60%	3.47%	3.79%	**4.14%**	0.35%	0.42%
5Y Treasury	3.79%	3.74%	3.73%	3.92%	**4.19%**	0.27%	0.40%
10Y Treasury	4.24%	4.16%	4.18%	4.30%	**4.44%**	0.14%	0.20%



Beacon Financial Corporation 5

Summary Balance Sheet

$m, except per share amts	Linked Quarter (LQ) 2Q26	1Q26	Δ	Year over Year (YoY) 2Q25	Δ	%Δ
Gross Loans, investment	$ 17,822	$ 17,924	$ (102)	$ 9,582	$ 8,240	86%
Allowance for loan losses	(238)	(244)	6	(127)	(111)	88%
Net Loans	17,584	17,680	(96)	9,455	8,129	86%
Securities	1,761	1,719	43	867	894	103%
Cash & equivalents	1,216	1,113	103	507	709	140%
Intangibles	530	537	(6)	256	274	107%
Other assets & Loans, HFS	1,159	1,180	(21)	484	675	140%
Total Assets	$ 22,251	$ 22,228	$ 23	$ 11,569	$ 10,682	92%
Deposits	$ 18,486	$ 18,292	$ 194	$ 8,961	$ 9,525	106%
Borrowings	889	1,073	(184)	1,155	(266)	-23%
Reserve for unfunded loans	13	17	(3)	5	8	169%
Other Liabilities	323	341	(18)	194	129	67%
Total Liabilities	19,711	19,723	(12)	10,315	9,396	91%
Stockholders' Equity	2,540	2,505	35	1,254	1,286	103%
Total Liabilities & Equity	$ 22,251	$ 22,228	$ 23	$ 11,569	$ 10,682	92%
TBV per share	$ 23.98	$ 23.48	$ 0.50	$ 11.20	$ 12.78	114%
Actual shares outstanding (000)	83,816	83,816	-	89,105	(5,289)	-6%
Tang. Equity / Tang. Assets	9.25%	9.07%	0.18%	8.82%	0.43%	
Loans / Deposits	96.41%	97.99%	-1.58%	106.93%	-10.52%	
ALLL / Gross Loans	1.34%	1.36%	-0.03%	1.32%	0.02%	

On the balance sheet, total assets increased $23 million to $22.3 billion, driven by higher total deposits impacting cash equivalents.

Loans declined $102 million, or 0.6%, reflecting CRE and Equipment Financing runoff.

Deposits increased 1.1%, driven primarily by higher customer deposits across DDA, NOW and Money Market as well as an increase in Brokered.

Beacon Financial Corporation 6

Loans and Deposits 55% 17% 6% 22% Loans Consumer 21% 9% 16% 24% 22% 7% CRE C&I Equipment Deposits 1% NOW CDs Savings Payroll DDA MM Brokered $ millions 2Q26 1Q26 Δ $ 9,884 2,950 1,031 3,956 $ 9,957 $ 2,938 1,074 3,955 (73) 12 (43) 1 CRE Commercial Equipment Finance Consumer Total Loans $ 17,822 $ 17,924 $ (102) Demand deposits NOW Savings Money market CDs Payroll deposits Brokered deposits Total Deposits $ 3,911 1,570 3,035 4,462 4,065 1,212 231 $ 3,861 $ 1,521 3,089 4,393 4,086 1,214 129 50 49 (54) 69 (21) (2) 102 $ 18,486 $ 18,292 $ 194 Customer deposits* $ 17,042 *Excludes Payroll and Brokered deposits $ 16,949 $ 94 Linked Quarter (LQ) LOANS DEPOSITS 7

Capital Strength 8 preliminary estimates* Capital in Excess of "Well Capitalized" Beacon Board Policy Limits Regulatory BASEL III Requirements Regulatory Capital Buffer $ Regulatory Capital Buffer % Operating Targets Policy Minimums "Well Capitalized" Minimum Jun - 26 $ millions $ 917.4 5.1% ≥ 8.0% ≥ 7.5% ≥ 6.5% ≥ 4.5% 11.6% Tier 1 Common / RWA $ 676.4 3.7% ≥ 9.5% ≥ 9.0% ≥ 8.0% ≥ 6.0% 11.7% Tier 1 / RWA $ 654.2 3.6% ≥ 11.5% ≥ 11.0% ≥ 10.0% ≥ 8.0% 13.6% Total Risk Based Capital $ 1,040.9 4.8% ≥ 6.5% ≥ 6.0% ≥ 5.0% ≥ 5.0% 9.8% Leverage Ratio * Regulatory capital ratios are preliminary estimates and may differ from numbers calculated in final Regulatory filings. $0.3225 Quarterly Dividend Per Share 42% payout based on 2Q’26 EPS 4.2% Current Dividend Yield** ** Based on annual dividend of $1.29 and stock price of $30.45 (close 06/30/26) 317% ICRE / Total RBC The Board of Directors announced a dividend of $0.3225 per share payable August 28, 2026 to stockholders of record on August 14, 2026. 24% Construction / Total RBC

Outlook 9 Our current Base Case does not anticipate changes to the Fed Fund Target Rate for the remainder of 2026. The regional economy continues to perform well however, the conflict in Iran continues to create greater uncertainty, elevated volatility, and higher longer - term interest rates which are impacting investment activity. FORWARD LOOKING Expect loan growth to be in the low single digits for the remainder of the year driven by strong C&I lending. Dependent on economic activity. Loans The net interest margin is expected in the range of 3.80% - 3.85%. Accretion from purchase accounting will be in the range of $12 million per quarter and will fluctuate due to prepayment activity. Margin Credit costs are expected in the range of $5 - 9 million per qtr. Credit Modest fee income growth in the mid - single digits is anticipated. Fees No further merger charges are anticipated. Targeted cost synergies announced in December 2024 have been executed on and realized. Expenses The effective tax rate is currently estimated in the range of 26% for the remainder of 2026. Taxes

APPENDIX NYSE: BBT 10

Non Performing Assets and Net Charge Offs 11 The $14.3 million in net charge - offs were primarily driven by a Boston office loan, a large industrial laundry loan at Eastern Funding, and two rent controlled multi - family properties. These charge - offs were largely specifically reserved for in prior periods. Δ 2Q25 Δ 1Q26 2Q26 Non Performing Assets (NPAs), in millions $ 74.7 $ 2.4 $ (1.0) $ 78.1 $ 77.1 CRE 11.6 54.8 5.1 61.3 66.4 C&I 4.1 5.1 - 9.2 9.2 Consumer 90.4 62.3 4.1 148.6 152.7 Total Non Performing Loans (NPLs) (0.6) 0.7 0.1 - 0.1 Other real estate owned 1.8 0.6 2.4 2.6 (0.2) Other repossessed assets $ 91.6 $ 63.6 $ 4.0 $ 151.2 $ 155.2 Total NPAs 0.21% 0.65% 0.03% 0.83% 0.86% NPLs / Total Loans 0.15% 0.55% 0.02% 0.68% 0.70% NPAs / Total Assets Net Charge Offs (NCOs), in millions $ 3.9 $ 3.5 $ 0.4 $ 7.0 $ 7.4 CRE loans 5.3 1.6 0.3 6.6 6.9 C&I loans - - 0.1 (0.1) Consumer loans - $ 9.2 $ 5.1 $ 0.8 $ 13.5 Total Net Charge Offs $ 14.3 0.11% 0.21% 0.02% 0.30% 0.32% NCOs / Avg. Loans (annualized) Linked Quarter (LQ) Year over Year (YoY) Amounts as presented may differ slightly from the Company’s Earnings Release due to rounding to foot schedules presented.

$7,798 $3,784 $2,284 $3,956 Investment CRE 44% Commercial Core 21% Specialty Lending 13% Retail 22% Perm Constr Total % Naics Total % Vertical Total % Call Code Total % 79% $ 3,138 Resi 1st Mtg 35% $ 788 ABL 16% $ 600 RE Agent / Broker 31% $ 2,400 $ 160 $ 2,240 Multifamily 1% 26 Resi Jr Mtg 40% 924 EF Core 15% 552 Food & Lodging 17% 1,324 3 1,321 Retail 17% 659 Resi Heloc 13% 287 44BC 11% 418 Health and Social 14% 1,084 22 1,062 Industrial Consumer 133 3% 1% 12 Firestone 11% 406 Professional 14% 1,065 30 1,035 Office 100% $ 3,956 Total 6% 145 EF Vehicle 10% 386 Manufacturing 7% 521 1 520 Hospitality EF Macrolease 128 5% 9% 324 Retail 6% 455 20 435 Healthcare Total $ 2,284 100% 8% 305 Finance and Ins 2% 199 17 182 Lab 6% 217 Arts, Entertainment 1% 136 - 136 Restaurant 5% 213 Wholesale Trade 8% 614 113 501 Other Total Loans Outstanding: $17,822 5% 202 Other Services 100% $ 7,798 $ 366 Total $ 7,432 3% 134 Construction 1% 27 Trans / Warehouse Total $ 3,784 100% Owner Occupied CRE included in Commercial and Equipment Finance Balances shown are loan book balances, net of acquisition marks. Major Loan Segments with Industry Breakdown 2Q26 EF Vehicle, EF Macrolease, and Firestone have discontinued new originations. 12

2Q26 Non - Owner Occupied CRE and Multifamily Exposures at June 30, 2026 39% 51% 7% 3% 13 Investment CRE Loan to Value (LTV)

49% 11% 14% 16% 10% Investment CRE by Maturity 2Q26 Non - Owner Occupied CRE and Multifamily Exposures at June 30, 2026 14

Office Portfolio, includes Construction

2Q26

Office Portfolio & Asset Quality



Rural, 8%
Urban, 29%
Suburban, 63%



Maturity Schedule
2026, 21%
2027, 12%
2028, 13%
2029 & After, 54%

~98% of portfolio is within footprint and 63% is Suburban

Majority of portfolio (~67%) matures after 2027

	2Q26 Portfolio		Criticized	Non-Accrual
($ in millions)	$	Avg Size	$	$
Class A	$ 458.0	$ 6.8	$ 71.4	$ 4.9
Class B	$ 626.2	$ 1.7	$ 125.8	$ 36.9
Class C	$ 84.6	$ 2.2	$ 1.0	$ 0.9
	$ 1,168.8	$ 2.5	$ 198.3	$ 42.7

Office Portfolio Metrics

- Office CRE portfolio totals ~$1.2B or 6.6% of Total Loans.
- Continue to manage the risk of the portfolio with NPLs of ~3.7% and NCOs of ~$3.7MM in 2Q26, which was fully reserved.
- No meaningful exposure to any major metropolitan areas other than Boston, which represents ~17% of the portfolio, roughly half of which would be considered CBD (Commercial Business District) or CBD adjacent.
- Majority of portfolio (~54%) is Class B Office space.
- Weighted Average Loan-to-Value is ~55%.
- Weighted Average Debt Service Coverage is ~1.5x.
- Top 20 loans are ~38% of the total CRE Office portfolio

	2Q26		1Q26	
($ in millions)	$	%	$	%
CRE Office: Construction	$ 30.4	3%	$ 43.0	4%
CRE Office: Owner Occupied	$ 103.4	9%	$ 108.3	9%
CRE Office: Non-Owner Occupied	$1,035.0	88%	$1,006.1	87%
Total CRE Office	$1,168.8	100%	$1,157.5	100%

Beacon Financial Corporation 15

● $2.9B of the $7.3B portfolio will mature or reprice within 24 months. ● Well balanced maturity / repricing profile and rate type profile. ● 3Q 2026 maturities or reprices represents $411MM of maturities, and $80MM in repricing; of which ~4% are Criticized due to one Office credit. The allowance for this loan is based upon current market valuations. Rate Type Fixed, 32% Fixed via Swap, 26% Floating, 21% Fixed to Floating, 21% 2026, 9% 2027, 17% 2028, 20% 2029 & After, 54% Maturity / Repricing Investment CRE Maturity and Repricing excludes Construction 2Q26 16

Securities Portfolio 2Q26 UST 20% 17 Agency 11% Corp 1% MBS 18% CMO 37% Municipals 13% Duration Book Yield Unreal. G/L Fair Value Book Value Current Par $ in millions 2.3 2.75% $ (15) $ 359 $ 374 $ 375 U.S. Treasuries 2.9 2.67% (13) 186 199 196 Agency Debentures 0.8 6.69% 1 25 25 26 Corp Bonds 5.3 3.83% (12) 310 323 356 Agency MBS 5.3 4.37% (14) 653 667 750 Agency CMO 6.2 5.41% 7 228 221 245 Municipals/Other 4.5 3.91% $ (47) $ 1,761 $ 1,809 $ 1,948 Total Highly liquid, risk averse securities portfolio with prudent duration and minimal extension risk. The entire investment portfolio is classified as Available for Sale. The after tax, mark to market on the portfolio is included in Accumulated Other Comprehensive Income in Stockholders’ Equity.

Interest Rate Risk 2Q26 Float (< 3 m) 74 % Adj. 13% Fixed 13% Loan Originations, $850 million, 6.31% coupon Total Loan Portfolio Mix – Duration 1.5 0.14% - 0.13% - 0.42% 0.89% 1.08% 1.29% 1.37% 0.10% 0.62% 1.12% 1.59% - 0.79% 1Q27 Cumulative Net Interest Income Change by Quarter 6/30/2026 Flat Balance Sheet , simulations reflect a product weighted beta of ~60% on total interest bearing deposits. Excludes impact of purchase accounting. - 100bps Ramp Forward - Implied Rates +200bps Ramp Float (< 3 m) 41% 18 Adj. 24% Fixed 35% 3Q26 4Q26 2Q26 Accretion related to loan purchase accounting is held constant in each scenario. The impact of changes in loan prepayments on accretion is not reflected at this time. Amounts as presented may differ slightly from the Company’s Earnings Release due to rounding to foot schedules presented.

Wealth Management %Δ Δ 1Q26 2Q26 $ thousands 3% $ 116 $ 4,061 $ 4,177 Asset based revenue Other revenue: 21% 72 344 416 Insurance commission revenue 4% 188 $ 4,405 $ 4,593 Total reported revenue Linked Quarter (LQ) $3,352 19 $3,347 $3,338 $3,413 3Q 2025 4Q 2025 1Q 2026 2Q 2026 $ in Millions Assets Under Management

NYSE: BBT 20